Exhibit 15.3
[PricewaterhouseCoopers Zhong Tian CPAs Limited Company letterhead]
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in these Registration Statements on Form S-8 (No. 333-162976, No. 333-139596 and No. 333-124838) of 51job, Inc. of our report dated April 16, 2010 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Shanghai, the People’s Republic of China
April 16, 2010